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                                                                  EXHIBIT 10.19

WHEN RECORDED MAIL TO:
Jones, Day, Reavis & Pogue
2300 LTV Center                                                      HUNTINGTON
2901 Ross Avenue
Dallas, Texas 75201
ATTN: Patrick Fox

                                DEED OF TRUST

          (WITH SECURITY AGREEMENT AND ASSIGNMENT OF RENTS AND LEASES)

         By this instrument (this "Mortgage"), dated as of November 22, 1985, to be effective as of November 27, 1985, the undersigned, TRAMMELL CROW REAL ESTATE INVESTORS, a Texas real estate investment trust (hereinafter referred to as "Grantor"), whose address is 2001 Ross Avenue, 3500 LTV Center, Dallas, Texas 75201, to secure the obligations hereinafter described, does hereby GRANT, BARGAIN, SELL, ASSIGN and CONVEY unto CHICAGO TITLE INSURANCE COMPANY (hereinafter referred to as "Trustee"), in trust, with power of sale and right of entry and possession as provided below for the benefit and security of J. HENRY SCHRODER BANK & TRUST COMPANY, a New York banking corporation (hereinafter referred to as "Beneficiary"), the trustee under that certain indenture (the "Indenture"), dated as of November 15, 1985, by and between Grantor and Trustee, securing payment of certain zero coupon notes due 1997, payable to the order of the Holders, a copy of which Indenture is attached hereto as Exhibit A and incorporated herein by this reference for all purposes, whose address is One State Street, New York, New York 10015, the following described mortgaged property (the "Mortgaged Property"), to wit:

         All of the real property located in Los Angeles County, California, described on the attached Exhibit B which is incorporated herein by reference (the "Land"), subject to the exceptions described on the attached Exhibit C which is incorporated herein by reference (the "Permitted Exceptions"),

         TOGETHER WITH all of Grantor's right, title and interest in and to the following, whether now owned or hereafter acquired: (a) all improvements and fixtures now or hereafter attached to or placed, erected, constructed or developed on the Land (the "Improvements"); (b) all equipment, machinery, furnishings, inventory, chattels and all other articles of personal property (the "Personal Property") now or hereafter attached to, relating to or used in or about the Improvements or the Land; (c) all water and water rights, timber, crops and mineral interests pertaining to the Land; (d) all building materials and equipment now or hereafter delivered and installed or intended to be installed in or on the Land or the Improvements; (e) all plans, specifications and drawings for the Improvements; (f) all deposits (including tenants' security





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deposits and escrow deposits under contracts of sale), documents, contract rights, commitments, construction contracts, architectural agreements and general intangibles (including, without limitation, trademarks, trade names and symbols but expressly excluding the right to use the name "Trammell Crow" or any name associated therewith or derived therefrom); (g) all permits, licenses, franchises, certificates and other rights and privileges relating to or obtained in connection with the Land, the Improvements or the Personal Property; (h) all proceeds arising from or by virtue of the sale, lease or other disposition, encumbrance or refinancing, of the Land, the Improvements and the Personal Property; (i) all proceeds (including premium refunds) of each policy of insurance relating to the Land, the Improvements or the Personal Property; (j) all proceeds from the taking of any of the Land, the Improvements, the Personal Property or any rights appurtenant thereto by right of eminent domain or by private or other purchase in lieu thereof including change of grade of streets, curb cuts or other rights of access; (k) all streets, roads, public places, easements and rights-of-way, existing or proposed, public or private, located on or adjacent to or used in connection with the Land; (l) all of the leases, subleases, licenses or other agreements relating to the Land, the Improvements or the Personal Property, and all rents, deposits, royalties, bonuses, issues, profits, revenues, income or other benefits of the Land, the Improvements or the Personal Property, including, without limitation, cash, securities, letters of credit, guarantees or other instruments deposited pursuant to leases to secure performance by the lessees of their obligations thereunder and cash deposited in impound accounts for the payment of taxes and insurance under any deed of trust securing payment of the Indebtedness; (m) all heating, lighting, refrigeration, plumbing, ventilating, incinerating, water heating, transportation, communications, electrical and air-conditioning systems and equipment, sprinkler and fire-extinguishing systems, security systems, maintenance equipment and other fixtures or systems used in connection with the Land, the Improvements and the Personal Property;
(n) all rights, hereditaments, strips, gores and appurtenances pertaining to the foregoing; and (o) all replacements, betterments, substitutions, renewals and additions to any of the above-described Mortgaged Property; and all proceeds of any of the above-described Mortgaged Property.

         TO HAVE AND TO HOLD the Mortgaged Property, together with the rights, privileges and appurtenances thereto belonging, unto the Trustee and its substitutes or successors and assigns forever, and Grantor hereby binds itself and its administrators, personal representatives, successors and





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assigns to warrant and forever defend the Mortgaged Property unto the Trustee, its substitutes or successors and assigns, against the claim or claims of all persons claiming or to claim the same or any part thereof.

                                   ARTICLE I

                                  INDEBTEDNESS

         This Mortgage is given to secure the payment of all sums and performance of all obligations and covenants contained in this Mortgage and of the Indenture. Unless otherwise defined herein, certain capitalized terms shall have the meaning ascribed to said terms by the Indenture. The above-described obligations are hereinafter collectively called the "Indebtedness".

                                   ARTICLE II

                         ASSIGNMENT OF RENTS AND LEASES

         2.1 Assignment of Rents, Profits, etc. Grantor hereby absolutely and unconditionally assigns to Beneficiary all of its right, title and interest in and to the rents, royalties, bonuses, issues, profits, revenue, income and other benefits derived from the Mortgaged Property or arising from the use or enjoyment of any portion thereof or from any lease, sublease, licenses or other agreement pertaining thereto, and any and all damages following default under such leases, and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability, together with any and all rights that Grantor may have against any tenant under such leases or any subtenants or occupants or users of any part of the Mortgaged Property (collectively, the "Rents"). Prior to an Event of Default (as hereinafter defined), Grantor shall have a license to collect and receive all Rents and to apply same in accordance with the terms and provisions of the Indenture.

         2.2 Assignment of Leases. Grantor hereby absolutely and unconditionally assigns to Beneficiary all of its right, title and interest in and to existing and future leases, including subleases thereunder, and any and all extensions, renewals, modifications, and replacements thereof, covering any part of the Mortgaged Property (collectively, the "Leases"). Grantor hereby further assigns to Beneficiary all guaranties of tenants' performances under the Leases.





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         2.3 Trustee in Possession.  Beneficiary's acceptance of this assignment shall not be deemed to constitute Beneficiary a "mortgagee in possession" nor obligate Beneficiary to appear in or defend any proceeding relating to any of the Leases or to the Mortgaged Property, or to take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposits delivered to Grantor by any tenant and not delivered to Beneficiary, prior to entry upon and taking possession of the Mortgaged Property by Beneficiary. Beneficiary shall not be liable for any injury or damage to person or property in or about the Mortgaged Property.

         2.4 Indemnification. Grantor hereby agrees to indemnify Beneficiary and hold Beneficiary harmless from all liability, damage or expense incurred by Beneficiary from any claims under the Leases as well as all amounts indemnified against under the Indenture. All amounts indemnified against hereunder, including reasonable attorneys' fees, if paid by Beneficiary shall be payable by Grantor immediately upon demand by Beneficiary and shall be secured hereby.

         2.5 Right to Rely. After the occurrence of an Event of Default (hereinafter defined), Grantor hereby authorizes and directs the tenants under the Leases to pay Rents to Beneficiary upon written demand by Beneficiary, without further consent of Grantor, and the tenants may rely upon any written statement delivered by Beneficiary to the tenants. Any such payment to Beneficiary shall satisfy the obligations of such tenant to make payment to Grantor under the Leases to the extent of the payment made to Beneficiary.

                                  ARTICLE III

                               SECURITY AGREEMENT

         3.1 Security Interest. This Mortgage shall be a security agreement between Grantor, as the debtor, and Beneficiary, as the secured party, covering the Mortgaged Property constituting personal property or fixtures governed by the Uniform Commercial Code, as enacted and amended from time to time in the state in which the Land is situated (hereinafter called the "Code"), and Grantor grants to Beneficiary a security interest in such portion of the Mortgaged Property. In addition to Beneficiary's other rights hereunder, Beneficiary shall have all rights of a secured party under the Code. Grantor shall execute and deliver to Beneficiary all financing statements that may be necessary or advisable to establish and maintain





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the validity, perfection and priority of Beneficiary's security interest, and
Grantor shall bear all costs thereof, including all Code searches reasonably required by Beneficiary. If Beneficiary should desire to dispose of any of the Mortgaged Property pursuant to the Code, and if the Code requires prior notice to Grantor of such disposition, ten (10) days written notice by Beneficiary to Grantor shall be deemed to be reasonable notice; provided, however, Beneficiary may dispose of such property in accordance with the foreclosure procedures hereof in lieu of proceeding under the Code.

         3.2 Notice of Changes. Grantor shall give advance notice in writing to Beneficiary of any proposed change in Grantor's name, identity, or structure and shall execute and deliver to Beneficiary, prior to or concurrently with the occurrence of any such change, all additional financing statements that Beneficiary may require to establish and maintain the validity and priority of Beneficiary's security interest with respect to any of the Mortgaged Property.

         3.3 Financing Statement. Some of the items of the Mortgaged Property described herein are goods that are or are to become fixtures related to the Land, and it is intended that, as to those goods, this instrument shall be effective as a financing statement filed as a fixture filing from the date of its filing for record in the real estate records of the county in which the Mortgaged Property is situated. Information concerning the security interest created by this instrument may be obtained from Beneficiary, as secured party, at the address of Beneficiary stated above. The mailing address of Grantor as debtor is as stated above.

                                   ARTICLE IV

                     REPRESENTATIONS, WARRANTIES, COVENANTS
                           AND AGREEMENTS OF GRANTOR

         Grantor does hereby warrant and represent to and covenant and agree with Beneficiary as follows:

         4.1 Title to Mortgaged Property and Lien of this Mortgage. Grantor has good and marketable title to the Land and the Improvements, and good and marketable title to the remainder of the Mortgaged Property, free and clear of any liens, charges, encumbrances, security interests and adverse claims whatsoever, except for the Permitted Exceptions.





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         4.2 Limitation of Liability. Any obligation or liability whatsoever of the Grantor which may arise at any time under this Mortgage, or any obligation or liability incurred by it pursuant to any other instrument, transaction or undertaking contemplated by this Mortgage, shall be satisfied, if at all, out of the Grantor's property only. No such obligation or liability shall be personally binding upon nor shall there be any resort for the enforcement thereof to the private property of any of its Trust Managers, shareholders, officers, employees or agents, regardless of whether such obligations or liability are in the nature of contract, tort or otherwise.

         4.3 Repair. Grantor will cause the Mortgaged Property to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, which in the judgment of the Grantor may be necessary or prudent so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however that nothing in this Sect'ion 4.3 shall prevent the Grantor from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Grantor, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

         4.4  Insurance.

              (a) Grantor will at all times keep all the Mortgaged Property of an insurable nature and of the character usually insured by companies operating similar properties, insured in amounts customarily carried, and against loss or damage from such causes as are customarily insured against, by similar companies.

              (b) All such insurance shall be effected with insurance carriers having a claims paying rating of "AA" or better by Standard & Poor's Corporation. All policies or other contracts for such insurance on the Mortgaged Property shall provide that the proceeds of such insurance (except in the case of any particular casualty resulting in damage or destruction not exceeding $2,000,000.00 in the aggregate) shall be payable, subject to the requirements of any Prior Lien, to the Beneficiary as its interest may appear (by means of a standard mortgagee clause or other similar clause acceptable to the Beneficiary, without contribution). Each policy or other contract for such insurance, or such mortgagee clause, shall contain an agreement by the insurer that, notwithstanding any right of cancellation reserved to such insurer, such policy or





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contract shall not be cancelled unless and until the insurer has provided
Beneficiary written notice thirty calendar days prior to cancellation. As soon as practicable after the execution of this Mortgage, and within 120 calendar days after the close of each fiscal year thereafter, and at any time upon the request of the Beneficiary, Grantor will deliver to the Beneficiary an officer's certificate containing a-detailed list of the insurance in force upon the Mortgaged Property on a date therein specified (which date shall be within 30 calendar days of the filing of such certificate), including the names of the insurers with which the policies and other contracts of insurance of the Mortgaged Property are carried, the numbers, amounts and expiration dates of such policies and other contracts and the property and hazards covered thereby, and stating that the insurance so listed complies with this Section 4.4, together with copies of all insurance policies or certificates thereof.

             (c) All proceeds of any insurance of any part of the Mortgaged Property not payable to the Beneficiary or the trustee, mortgagee or other holder or beneficiary of a Prior Lien shall be applied in accordance with the Indenture. In the event that the proceeds of insurance are made available for restoration, Grantor shall restore the Improvements to substantially the same condition and quality of the Improvements prior to the casualty.

         4.5 Taxes. Grantor will pay, prior to delinquency, all taxes, assessments and governmental charges or levies imposed upon it or the Mortgaged Property, and all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid, might result in the creation of a lien upon the Mortgaged Property; provided that items of the foregoing description need not be paid while being contested in good faith and by appropriate proceedings, so long as such contest shall not create a risk of forfeiture of all or any portion of the Mortgaged Property. Nothing contained herein shall constitute the consent of Beneficiary to subject the Mortgaged Property to any of the aforesaid liens.

         4.6 Casualty and Condemnation. All proceeds, judgments, decrees and awards for injury or damage to the Mortgaged Property, and all awards pursuant to proceedings for condemnation thereof, are hereby assigned in their entirety to Beneficiary, who shall apply the same in accordance with the Indenture. Immediately upon its obtaining knowledge of the institution or the threatened institution of any proceedings for the condemnation of the Mortgaged Property, Grantor shall notify Beneficiary of such fact. Grantor shall then, if





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requested by Beneficiary, file or defend its claim thereunder and prosecute same with due diligence to its final disposition and shall cause any awards or settlements to be paid over to Beneficiary for disposition pursuant to the terms of sub-section 4.4(c) hereinabove. Beneficiary shall be entitled to participate in same and to be represented therein by counsel of its own choice, and Grantor shall deliver, or cause to be delivered, to Beneficiary such instruments as may be requested by it from time to time to permit such participation.

         4.7 Compliance with Laws. Grantor shall cause the Mortgaged Property and the use thereof to comply with all laws, rules, ordinances, regulations, covenants, conditions, restrictions, orders and decrees of any governmental authority or court applicable to Grantor or the Mortgaged Property and its use, and Grantor shall pay all fees or charges of any kind in connection therewith.

         4.8 Operation. For so long as there is no Event of Default hereunder, Grantor may use and operate, alter and improve, manage, lease and maintain the Land, Improvements and Personal Property in accordance with customary and prudent management practices and in accordance with the provisions hereof and of the Indenture.

         4.9 Successors and Assigns; Use of Terms. The covenants herein centained shall bind, and the benefits and advantages hereof shall inure to, the respective heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto. Whenever used, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders. The duties, covenants, conditions, obligations and warranties of Grantor in this instrument shall be joint and several obligations of Grantor and of each Grantor, if more than one, and of each Grantor's heirs, personal representatives, successors and assigns. Each party who executes this instrument and each subsequent owner of the Mortgaged Property, or any part thereof (other than Beneficiary), covenants and agrees that it will perform, or cause to be performed, each term and covenant of this instrument as if such party were the named Grantor.

         4.10 Severability. If any provision of this instrument is held to be illegal, invalid, or unenforceable under present or future laws effective while this instrument is in effect, the legality, validity and enforceability of the remaining provisios of this instrument shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable





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
provision there shall be added automatically as a part of this instrument a provision that is legal, valid and enforceable and as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         4.11 Unsecured Indebtedness. If any of the Indebtedness shall be unsecured, the unsecured portion of the Indebtedness shall be completely paid prior to the payment of the secured portion of such Indebtedness, and all payments made on account of the Indebtedness shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Indebtedness.

         4.12 Modification or Termination. This Mortgage may only be modified in accordance with the terms of the Indenture.

         4.13 No Partnership. Nothing contained in this Mortgage is intended to create any partnership, joint venture or association between Grantor and Beneficiary, or in any way make Beneficiary a co-principal with Grantor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.

         4.14 Headings. The Article, Paragraph and Subparagraph headings hereof are inserted for convenience of reference only and shall not alter, define, or be used in construing the text of such Articles, Paragraphs or Subparagraphs.

         4.15 Governing Law. This Mortgage and the enforcement of the provisions hereof shall be governed by the laws of the State of California except with respect to the obligations of the Grantor and the rights of the Trustee under Paragraph 2.4, which shall be governed by the laws of the State of New York, and the laws of the United States applicable to transactions in such state.

                                   ARTICLE V

                               EVENTS OF DEFAULT

         5.1 Default of Indenture. It shall be an "Event of Default" hereunder if Grantor commits an Event of Default, as that term is defined by the Indenture.





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                                   ARTICLE VI

                                    REMEDIES

         If an Event of Default shall occur, Beneficiary may exercise any one or more of the remedies provided in the Indenture or the following remedies, without notice:

         6.1 Enforcement of Assignment of Rents and Leases. Beneficiary may:

                 (a) terminate the license granted to Grantor to collect the Rents and enforce the Leases, and thereafter collect and sue for the Rents in Beneficiary's own name, give receipts and releases therefor, and after deducting all expenses of collection, including reasonable attorneys' fees, apply the net proceeds thereof to any Indebtedness in accordance with the Indenture;

                 (b) make, modify, enforce, cancel or accept surrender of any Leases, evict tenants, adjust the Rents, maintain, decorate, refurbish, repair, clean, and make space ready for renting, and otherwise do anything Beneficiary deems advisable in connection with the Mortgaged Property;

                 (c) apply the Rents so collected to the operation and management of the Mortgaged Property, including the payment of reasonable management, brokerage and attorneys' fees, or to the Indebtedness; and

                 (d) require Grantor to transfer all security deposits and records thereof to Beneficiary.

         6.2 Other Enforcement Actions.  Upon the occurrence of an Event of
Default:

                 (a) Action to Foreclose. Beneficiary may commence and prosecute an action to foreclose this Deed of Trust as a mortgage.

                 (b) Foreclosure Under Power of Sale. Beneficiary may deliver to Trustee a written declaration of default and demand for sale, and a written notice of default and election to cause Grantor's interest in the Mortgaged Property to be sold, which notice Trustee or Beneficiary shall cause to be duly filed for record in the Official Records of the County in which the Mortgaged Property is located. Should Beneficiary elect to foreclose by exercise of the power of sale herein contained, Beneficiary shall





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notify Trustee and shall deposit with Trustee this Deed of Trust and such receipts and evidence of expenditures made and secured hereby as Trustee may require. Upon receipt of such notice from Beneficiary, Trustee shall cause to be recorded, published and delivered to Grantor such Notice of Default and Election to Sell as may then be required by law and by this Deed of Trust. Trustee shall, without demand on Grantor, after lapse of such time as may then be required by law and after recordation of such notice of Default and after Notice of Sale having been given as required by law, sell the Mortgaged Property at the time and place of sale fixed by it in said Notice of Sale, either as a whole, or in separate lots or parcels as Trustee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be presumptive proof of the truthfulness thereof. Any person, including, without limitation, Grantor, Trustee or Beneficiary, may purchase at such sale. After deducting all costs, fees and expenses of Trustee and of this Deed of Trust, including costs of evidence of title and attorneys' fees of Trustee or Beneficiary in connection with the sale, Trustee shall apply the proceeds of sale to payment of: FIRST: Payment of the costs and expenses of the sale, including but not limited to Trustee's fees, legal fees and disbursements, title charges and transfer taxes, and payment of all expenses, liabilities and advances of the Trustee. SECOND:
Payment of all sums expended by the Beneficiary under the terms of this Deed of Trust and not yet repaid. THIRD: Payment of the indebtedness and obligations of the Grantor secured by this Deed of Trust in any order that the Beneficiary chooses. FOURTH: The remainder, if any, to the person or persons legally entitled to it. Trustee may postpone the sale of all or any portion of the Mortgaged Property by public announcement at the time and place of such sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale. Trustee may postpone the sale of all or any portion of the Mortgaged Property by public announcement at the time and place of such sale, and from





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time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale. Beneficiary, from time to time before any Trustee's sale as provided above, any rescind any Notice of Default and Election to Sell or Notice of Sale by executing and delivering to Trustee a written notice of such rescission, which such notice, when recorded, shall also constitute a cancellation of any prior declaration of default and demand for sale. The exercise by Beneficiary of such right of rescission shall not constitute a wavier of any breach or default then existing or subsequently occurring, or impair the right of Beneficiary to execute and deliver to Trustee, as above provided, other declarations or notices of default and demand for sale of the Mortgaged Property to satisfy the obligations hereof, nor otherwise affect any provision, covenant or condition of the Deed of Trust or any of the rights, obligations or remedies of Trustee or Beneficiary hereunder. No such sale shall terminate or otherwise affect the lien of this Deed of Trust on any part of the Mortgaged Property not sold until all of the indebtedness has been fully paid. In the event Beneficiary elects to dispose of the Mortgaged Property through more than one sale, Grantor agrees to pay the costs and expenses of each such sale and of any judicial proceedings wherein the same may be made, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and to pay all expenses, liabilities and advances made or incurred by Trustee with such sale or sales.

         (c) Sale of Personal Property. Beneficiary shall have the right to cause any of the Personal Property to be sold at any one or more public or private sales as permitted by applicable law, and Beneficiary shall further have all other rights and remedies, whether at law, in equity, or by statute, as are available to secured creditors under applicable law. Any such disposition may be conducted by an employee or agent of Beneficiary or Trustee. Any person, including both Trustee and Beneficiary, shall be eligible to purchase any part or all of such property at any such disposition unless prohibited by law from doing so. All expenses of retaking, holding, preparing for sale, selling or the like shall be borne by Grantor and shall include, without limiting the generality of the foregoing, Beneficiary's and Trustee's attorneys'





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         fees and legal expenses. Grantor, upon demand of Beneficiary, shall assemble such personal property and make it available to Beneficiary at such place as shall be required by Beneficiary in its sole discretion. Beneficiary shall give Grantor at least five (5) days prior written notice of the time and place of any public sale or other disposition of such property or-of the time of or after which any private sale or any other intended disposition is to be made.

         6.3 Tenancy at Will. In the event of a trustee's sale hereunder and if at the time of such sale Grantor or any other party occupies the portion of the Mortgaged Property so sold or any part thereof, such occupant, at the option of such purchaser, shall immediately become the tenant of the purchaser at such sale, which tenancy, at the option of such purchaser, shall be a tenancy at will, at a reasonable rental per day based upon the value of the portion of the Mortgaged Property so occupied, such rental to be due and payable daily to the purchaser. An action of forcible detainer shall lie if the tenant holds over after a demand in writing for possession of such Mortgaged Property.

         6.4 Indemnification of Trustee. Except for gross negligence or willful misconduct, Trustee shall not be liable for any act or omission or error of judgment in connection with exercising the remedies provided herein. Trustee may rely on any document believed by him in good faith to be genuine. All money received by Trustee shall, until used or applied as herein provided, be held in trust, but need not be segregated (except to the extent required by law), and Trustee shall not be liable for interest thereon. Grantor shall indemnify Trustee and hold Trustee harmless against all liability, cost, damage or expense that Trustee may incur in the performance of his duties hereunder.

         6.5 Lawsuits. Trustee may proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction.

         6.6 Entry on Mortgaged Property. Upon occurrence of an Event of Default hereunder, Beneficiary may enter into and upon and take possession of all or any part of the Mortgaged Property, and may exclude Grantor, and all persons claiming





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
under Grantor, and its or their agents or servants, wholly or partly therefrom; and, holding the same, Beneficiary may use, administer, manage, operate, and control the Mortgaged Property and may exercise all rights and powers of Grantor in the name, place and stead of Grantor, or otherwise, as Beneficiary shall deem best; and in the exercise of any of the foregoing rights and powers Beneficiary shall not be liable to Grantor for any loss or damage thereby sustained unless due solely to the willful misconduct or gross negligence of Beneficiary. Beneficiary's powers shall include the right to complete construction of any part of the Mortgaged Property and to make any repairs or alterations necessary or advisable for the successful operation of the Mortgaged Property.

         6.7 Trustee or Receiver. Beneficiary may make application to a court of competent Jurisdiction, as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, for appointment of a receiver of the Mortgaged Property, and Grantor does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply the Rents in accordance with the provisions hereof.

         6.8 Remedies Cumulative, Concurrent and Nonexclusive. Beneficiary shall have all rights, remedies and recourses granted in this Mortgage or the Indenture or available at law or equity (including, without limitation, those granted by the Code and applicable to the Mortgaged Property, or any portion thereof) and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated for the Indebtedness, or any part thereof or against any one or more of them, or against the Mortgaged Property, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive, nor shall exercise of any one or more constitute a waiver of a right to any other right, remedy or recourse therafter.

         6.9 Rights and Remedies of Sureties. Grantor waives any right or remedy which Grantor may have or be able to assert pursuant to Title 13 of Part 4 of Division Third of the Civil Code of the State of California pertaining to the rights and remedies of sureties.

         6.10 Substitute Trustee. Beneficiary may, from time to time, by a written instrument executed and acknowledged by Beneficiary and recorded in the county or counties where the Mortgaged Property is located, and by otherwise complying with the provisions of California Civil Code Section 2934a, or any successor section, substitute successor or successors for the Trustee named herein or acting hereunder.

         This Deed of Trust is being delivered and recorded prior to its effective date and such delivery shall continue through the effective date and thereafter to the extent necessary to complete such delivery and the conveyance intended by this Deed of Trust.

         EXECUTED as of the date first set forth above.

                                    GRANTOR:

                                    TRAMMELL CROW REAL ESTATE
                                    INVESTORS, a Texas real
                                    estate investment trust

                                    By:   /s/ DAVID F. CLOSSEY
                                    Name:     David F. Clossey
                                    Title:    Trust Manager




5481r
                                      -15-

STATE OF TEXAS    )
                  )
COUNTY OF DALLAS  )

         On this 22nd day of November, in the year 1985, before me, the undersigned, a Notary public in and for said State, personally appeared David
F. Clossey, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument as Trust Manager, on behalf of Trammell Crow Real Estate Investors, the trust herein named, and acknowledged to me that such trust executed the within instrument pursuant to its by-laws or to a resolution of its trust managers.

WITNESS my hand and official seal.


/s/ JANELLE M. GARRETT
Notary Public                              {SEAL}


My Commission expires:    10-6-89





5481r

                                                               HUNTINGTON DRIVE

                                  EXHIBIT B


PARCELS 1 AND 2 OF PARCEL MAP 15739, IN THE CITY OF MONROVIA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 165 PAGES 31 AND 32 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

                                                               HUNTINGTON DRIVE

                                  EXHIBIT C

                             PERMITTED EXCEPTIONS


1. SECOND INSTALLMENT OF GENERAL AND SPECIAL COUNTY AND CITY TAXES FOR THE FISCAL YEAR 1985-1986.

2. "THE LIEN OF SUPPLEMENTAL TAXES, IF ANY, ASSESSED PURSUANT TO CHAPTER 498, STATUTES OF 1983, STATE OF CALIFORNIA AS AMENDED."

3. COVENANTS, CONDITIONS AND RESTRICTIONS BUT DELETING RESTRICTIONS, IF ANY, BASED ON RACE, COLOR, RELIGION, SEX OR NATIONAL ORIGIN, CONTAINED IN AN INSTRUMENT
          RECORDED                 SEPTEMBER 27, 1983 AS INSTRUMENT
                                   NO. 83-1138648

4. AN EASEMENT FOR PUBLIC UTILITIES AND INCIDENTAL PURPOSES AS PROVIDED IN THE DEED
          RECORDED                 AUGUST 24, 1984 AS INSTRUMENT NO. 84-1024139
          AFFECTS                  AS FOLLOWS

         THE SOUTHERLY 12.00 FEET OF THE WESTERLY 245.00 FEET OF PARCEL 1 OF PARCEL MAP 15739, AS RECORDED IN BOOK 165 OF PARCEL MAPS, PAGES 31 AND 32, IN THE OFFICE OF THE COUNTY RECORDER OF SAID LOS ANGELES COUNTY.

5. AN EASEMENT FOR PUBLIC UTILITIES AND INCIDENTAL PURPOSES AS PROVIDED IN THE DEED
          RECORDED                 SEPTEMBER 05, 1984 AS INSTRUMENT
                                   NO. 84-1067246
          AFFECTS                  AS FOLLOWS

         A STRIP OF LAND, 12 FEET IN WIDTH, LYING WITHIN BLOCK "A" OF THE SUBDIVISION OF BRADBURY'S ADDITION TO MONROVIA, AS PER MAP RECORDED IN BOOK 52 PAGE 19 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE RECORDER OF SAID COUNTY, AND WITHIN LOT "E", BLOCK 1 OF BRADBURY'S ADDITION TO THE TOWN OF MONROVIA, AND VACATED ALLEY ADJOINING SAID LOT "E", AS PER RECORDED IN BOOK 14 PAGES 75 AND 76 OF SAID MISCELLANEOUS RECORDS, AND TAYMOND AVENUE, NOW VACATED, AS SHOWN ON THE LAST-MENTIONED MAP; THE CENTERLINE OF SAID STRIP IS DESCRIBED AS
         FOLLOWS:

         BEGINNING AT A POINT ON THE NORTHERLY LINE OF CYPRESS AVENUE, AS NOW ESTABLISHED, DISTANT 338 FEET EASTERLY THEREON FROM THE EASTERLY LINE OF MYRTLE AVENUE, AS NOW ESTABLISHED; THENCE NORTH 1 DEGREES 26 MINUTES 30 SECONDS WEST, 6 FEET TO THE TRUE POINT OF BEGINNING; THENCE WESTERLY, PARALLEL WITH THE NORTHERLY LINE OF CYPRESS AVENUE, A DISTANCE OF 186 FEET; THENCE NORTHWESTERLY TO A POINT WHICH IS 71 FEET EASTERLY, MEASURED AT RIGHT ANGLES, FROM SAID EASTERLY LINE OF MYRTLE AVENUE, AND 58 FEET NORTHERLY, MEASURED AT RIGHT ANGLES, FROM SAID NORTHERLY LINE OF CYPRESS AVENUE.

6. RIGHTS OF PARTIES IN POSSESSION OF SAID LAND BY REASON OF UNRECORDED LEASES, BUT ONLY AS TENANTS UNDER SUCH LEASES.